UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	June 30, 2011

Old Dominion Freight Line, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Virginia	0-19582	56-0751714
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

500 Old Dominion Way, Thomasville, North Carolina		27360
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	(336) 889-5000

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(c)

On July 5, 2011, Old Dominion Freight Line, Inc. (the "Company" ) announced that Greg C. Gantt (age 55) has been named its Executive Vice President and Chief Operating Officer, effective June 30, 2011. Mr. Gantt had served as the Company’s Senior Vice President – Operations since 2002. He joined the Company in 1994 and served as one of its regional Vice Presidents from November 1994 to January 2002. In connection with Mr. Gantt’s appointment as Executive Vice President and Chief Operating Officer, his 2011 annualized base salary was increased from $310,000 to $375,000, effective June 30, 2011. In addition, his participation factor in the Old Dominion Freight Line, Inc. Performance Incentive Plan (the "PIP") was increased from 0.28% to 0.35% commencing with the July 2011 financial results. This participation factor is the percentage of the Company’s pre-tax income paid to PIP participants in the form of a monthly cash incentive payment, subject to a minimum level of profitability. Other than as set forth herein, Mr. Gantt will continue to participate in the same plans and arrangements in which he participated prior to his appointment, on the same terms, and will continue to report to David S. Congdon, the Company’s President and Chief Executive Officer.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Old Dominion Freight Line, Inc.

July 5, 2011	By:	/s/ John P. Booker, III

Name: John P. Booker, III
Title: Vice President - Controller (Principal Accounting Officer)